EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "AGREEMENT"), dated November 28, 1997 (the "EFFECTIVE DATE"), is entered into among IVAX Corporation ("IVAX"), Norton Healthcare Limited (the "COMPANY") and Isaac Kaye (the "EXECUTIVE").

                                     RECITAL

         The Boards of Directors of IVAX and the Company desire that the Company employ the Executive and assure the Executive's continued employment by the Company on the terms and conditions of this Agreement, and the Executive desires to be employed by the Company on the terms and conditions of this Agreement.

                                    AGREEMENT

         In consideration of the Recital and of the mutual promises set forth in this Agreement, the Company and the Executive agree as set forth below.

         1. EMPLOYMENT.

         (A) EMPLOYMENT AND TERM. The Company agrees to employ the Executive and the Executive agrees to be employed by the Company, on the terms and conditions of this Agreement, for a period (the "INITIAL TERM") commencing on the Effective Date and expiring on the fifth anniversary of the Effective Date. The term of this Agreement shall automatically be extended for a period of two years (a "RENEWAL TERM"), on the fifth anniversary of the Effective Date and on each subsequent second anniversary of the fifth anniversary of the Effective Date unless at least six months prior to any such anniversary, the Executive or the Company shall have delivered to the other a written notice stating that the term of the Agreement will not be extended. For purposes of this Agreement, the word "TERM" means the Initial Term and all Renewal Terms.

         (B) DUTIES. The Executive shall serve as the Chairman of Norton Healthcare Limited. The Executive shall devote his full business time and energies to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform the duties of his position. The Executive shall have the right to (i) serve on civic or charitable boards or committees and serve on corporate boards, (ii) deliver lectures, fulfill speaking engagements, or teach at educational institutions, and (iii) manage personal investments; provided that such activities do not unreasonably interfere with the Executive's duties to the Company under this Agreement.

         (C) PLACE OF PERFORMANCE. The Executive will perform his duties from the Company's principal place of business, which is currently located in Harlow, England, except for travel reasonably necessary in connection with the Company's business.

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         2. COMPENSATION.

         (A) BASE SALARY. The Executive will be paid a base salary at the annual rate of not less than $575,000 minus the cost to the Company of providing the benefits described in Section 3(e) below (such difference, the "BASE SALARY"). The Base Salary shall be paid in installments consistent with the Company's normal payroll policies. The Company shall review the Base Salary annually for merit increases, which shall be made subject to and at the discretion of the Board of Directors. Once increased, the Base Salary shall not thereafter be decreased.

         (B) BONUS. The Executive shall be entitled to participate in all bonus plans, practices, policies and programs, if any, generally made available by the Company to other key executives of the Company based in the United States.

         (C) STOCK OPTIONS. The Executive shall be entitled to receive stock options and such other long term compensation as may be determined by the Board of Directors of IVAX from time to time in its discretion. In making any determinations concerning the award of stock options to the Executive, the Board of Directors of IVAX will apply the same criteria as it applies in making awards to the key executives of IVAX.

         3. BENEFITS. During the Term, the Executive shall be entitled to the benefits described below.

         (A) EXPENSE REIMBURSEMENT. Upon submission of appropriate supporting documentation and in specific accordance with such guidelines as may be established from time to time by the Company for senior executives, the Executive shall be reimbursed by the Company for all reasonable business expenses (including travel and entertainment and including air-fare for his spouse if a legitimate business reason exists for her to accompany him) actually and necessarily incurred by the Executive on behalf of the Company in connection with the performance of his duties under this Agreement.

         (B) INCENTIVE SAVINGS AND RETIREMENT PLANS. The Executive shall be entitled to participate in all savings, incentive and retirement plans, practices, policies and programs, if any, generally made available by the Company to other key executives of the Company based in England.

         (C) WELFARE PLANS. The Executive shall be entitled to participate in all welfare benefit plans, practices, policies and programs, if any, generally made available by the Company to other key executives of the Company based in England.

         (D) VACATION. The Executive shall be entitled to paid vacation in accordance with the most favorable plans, practices, policies and programs, if any, generally made available by the Company to other key executives of the Company based in England; provided that the Executive shall be entitled to at least four weeks paid vacation each year.

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         (E) AUTOMOBILE. The Company shall provide to the Executive for his use an automobile of the same class as presently provided to him by the Company and shall pay all expenses associated with the Executive's use of the automobile, including insurance, maintenance, fuel and garaging, and shall also pay the costs of a chauffeur for the automobile. Upon termination of this Agreement, the Executive shall return the automobile to the Company.

         4. TERMINATION.

         (A) TERMINATION WITHOUT CAUSE. Notwithstanding any other provision of this Agreement, the Board of Directors of IVAX and of the Company shall have the right to terminate this Agreement at any time upon written notice to the Executive; provided that the Company shall pay to the Executive in a cash lump sum within 30 days after the effective date of the termination (the "TERMINATION DATE") an amount equal to (i) if the Termination Date is a date within three years after the Effective Date, three times the Base Salary as of the Termination Date, or (ii) if the Termination Date is a date after the third anniversary of the Effective Date, two times the Base Salary as of the Termination Date. In addition, the Company shall continue to provide benefits to the Executive pursuant to Section 3(c) for the applicable period.

         (B) TERMINATION FOR GOOD REASON. The Company shall be deemed to have terminated this Agreement pursuant to Section 4(a) if the Executive terminates this Agreement for Good Reason. For purposes of this Agreement, the term "GOOD REASON" means:

                  (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1(b), or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, in each case if not remedied within 30 days after receipt of written notice thereof from the Executive;

                  (ii) any failure by the Company to comply with any of the provisions of Sections 2 or 3 which is not remedied within 30 days after receipt of written notice thereof from the Executive;

                  (iii) the Company's requiring the Executive to be based at any office or location other than in or about London, England, except for travel reasonably required in the performance of the Executive's responsibilities;

                  (iv) any termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

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                  (v) any failure by the Company to comply with and satisfy the penultimate sentence of Section 7(c)(iii).

For purposes of this Section, any good faith determination of Good Reason made by the Executive shall be conclusive.

         (C) TERMINATION FOR CAUSE. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Company or IVAX at any time for Cause. For purposes of this Agreement, the word "CAUSE" means: (i) an act or acts of personal dishonesty taken by the Executive and intended to result in the direct or indirect personal enrichment of the Executive at the expense of the Company (except that disputes regarding expense reimbursement shall not be subject to this clause and shall instead be resolved in good faith by the Board of Directors of IVAX and the Executive), (ii) subject to the following sentences, violation by the Executive of his material obligations or representations under this Agreement which are demonstrably willful and deliberate and which are not remedied within 30 days after written notice to the Executive, or (iii) the conviction of the Executive of any criminal act which is a felony. Upon a determination by the Company or IVAX that cause exists under clause (ii) of the preceding sentence, the IVAX shall cause a special meeting of the Board of Directors of IVAX to be called and held at a time mutually convenient to the Board of Directors of IVAX and the Executive, but in no event later than 10 business days after the Executive's receipt of the notice contemplated in clause (ii). The Executive shall have the right to appear at such special meeting with legal counsel of his choosing to refute any determination of Cause specified in such notice, and any termination of this Agreement by reason of such Cause determination shall not be effective until the Executive is afforded such opportunity to appear before the Board of Directors of IVAX. Any notice of termination for Cause pursuant to clause (i) or (iii) of the second sentence of this Section shall be made in writing to the Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. Upon any termination pursuant to this Section, the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further liability under this Agreement to the Executive (other than for reimbursement of business expenses incurred prior to the termination date, in accordance with Section 3(a)).

         (D) DEATH. This Agreement shall automatically terminate upon the death of the Executive. If this Agreement is terminated pursuant to this Section, the Company shall pay to the Executive's estate his Base Salary through the termination date.

         (E) DISABILITY. The Company, by written notice to the Executive, shall at all times have the right to terminate this Agreement if the Executive shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of more than 180 consecutive days. Upon any termination pursuant to this Section 4(e), the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further


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liability hereunder (other than for reimbursement of business expenses incurred prior to the termination date, in accordance with Section 3(a)).

         5. RESTRICTIVE COVENANTS.

         (A) NONDISCLOSURE. The Executive acknowledges that he has executed the Company's standard form of Confidentiality Agreement and that such agreement is in full force and effect.

         (B) NONSOLICITATION OF EMPLOYEES. While employed by the Company and for a period of two years thereafter, Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of one year.

         (C) INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in
Section 5(a) or 5(b) will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in such Section by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

         6. CONFLICTS WITH EXISTING AGREEMENTS; COMPANY POLICIES.

         (A) The Executive represents and warrants that he is not a party to or bound by any contract which in the future may have a possibility of adversely affecting the business of the Company or the performance by the Executive of his duties under this Agreement, including but not limited to contracts related to previous employment containing confidentiality or noncompete covenants.

         (B) The Executive acknowledges that he will be subject to and required to abide by the policies and procedures of IVAX and the Company applicable to senior executives as in effect from time to time, including without limitation IVAX's Code of Conduct, as in effect from time to time.

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         7. MISCELLANEOUS.

         (A) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of [[the State of Florida]], without regard to the conflict of law principles thereof.

         (B) NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to IVAX:                        IVAX Corporation
                                            4400 Biscayne Boulevard
                                            Miami, Florida 33137
                                            United States of America
                                            Attention: General Counsel

         If to the Company                  Norton Healthcare Limited
                                            Gemini House, Flex Meadow
                                            Harlow, Essex  CM19 5TJ
                                            England

         If to the Executive:               Isaac Kaye

or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.

         (C) SUCCESSORS.

                  (i) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution.

                  (ii) This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (iii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As


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used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

         (D) SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         (E) WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         (F) DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement, except that the payment required to be made by the Company to the Executive pursuant to Section 4 shall be the Executive's exclusive remedy for any termination of this Agreement pursuant to such section.

         (G) NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Executive, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.

         (H) CURRENCY. The Base Salary and other amounts to be paid to the Executive pursuant to this Agreement shall be paid in British Pounds Sterling. To determine the amount in British Pounds Sterling of any payment designated in United States Dollar under this Agreement, the exchange rate quoted in THE WALL STREET JOURNAL on the date immediately preceding the date that the payment is required to be made shall be used. If convenient, the parties may agree on a fixed exchange rate to be used during any calendar year or shorter period, provided that at the end of the year or such shorter period appropriate adjustments are made to reflect the actual exchange rates at the time that payments were made.

         (I) MISCELLANEOUS. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right


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or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. To the extent that the Executive is successful in any legal proceeding against the Company involving this Agreement, the Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur in connection with such proceeding.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                  IVAX CORPORATION

                                  /S/ PHILLIP FROST, M.D.
                                  -------------------------
                                  Phillip Frost, M.D.
                                  Chairman of the Board and
                                  Chief Executive Officer

                                  NORTON HEALTHCARE LIMITED

                                  /S/ JON CLOSE
                                  -------------------------
                                  Jon Close
                                  Managing Director

                                  EXECUTIVE:

                                  /S/ ISAAC KAYE
                                  -------------------------
                                  Isaac Kaye

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